UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No .    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

SOUTHWEST AIRLINES CO.

(Name of Registrant as Specified in its Charter)

(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Item 1:

The following is a transcript of a video message by Robert E. Jordan, President, Chief Executive Officer, & Vice Chairman of the Board of Directors of Southwest Airlines Co. (the “Company”), published on October 15, 2024:

Bob’s Briefing: It’s OUR Southwest

Bob Jordan

President CEO & Vice Chairman of the BOD

Published 10/15/2024

Hey, Southwest Team. I have a critical message this morning, so thank you for taking the time to watch and listen, because it’s important. Since Elliott Investment Management launched its campaign against our Company in June, I’ve provided you with updates… and with a promise that I would let you know what you can do to help when the time is right.

In the meantime, you’ve made me proud by not letting this be a distraction. You’ve stayed focused on running a great and safe operation and serving each other and our Customers with legendary Hospitality. And you’ve executed at a very high level, even during very difficult weather events like the recent hurricanes, and I’m just very proud of you. And you’ve waited patiently to share your voice on this issue with Elliott.

We’ve been meeting with Shareholders and aiming to work collaboratively with Elliott. But time and again, Elliott has demonstrated little or no interest in collaborating with Southwest. The Board has made every effort to reach a constructive resolution, including providing a reasonable settlement framework under which the Board would interview Elliott’s director candidates. Unfortunately, Elliott remains entrenched in demanding control of the Board, which means control of our Company, while continuing to block its Director candidates from being interviewed by the Board’s Nominating and Corporate Governance Committee, making it impossible to find a constructive resolution.

And now, with Elliott’s call for a Special Meeting of Shareholders in December—which appears designed to maximize disruption as we approach one of the busiest travel periods of the year—it’s looking like this could be a marathon, and not a sprint. Elliott’s actions highlight its lack of understanding of our business and its insatiable need to put its own interests ahead of those of all Shareholders.

We, along with many of the Shareholders we’ve spoken to, do not believe that a proxy fight is in the best interest of our Company. We want to preserve our Southwest superpowers for the long term, and we can’t risk Elliott exploiting the five-plus decades of work we’ve done to position ourselves as a category of one. For more than 53 years, we’ve worked to build and maintain our Culture, live up to our Promises to our People and to our Customers, and sustain our financial strength—even through crises like 9/11 and the pandemic.

It can all be gone in the blink of an eye if we aren’t vigilant, and if we don’t fight to preserve it. But let me be clear: This is not a fight “against Elliott.” This is a fight for the future of Southwest Airlines. Our future is built on an intentional, detailed, and well-constructed plan—a plan that gets us to a place of certainty.

I’m confident in our ability to execute our strategy over the next three years, and we have timelines for delivery. And I’m accountable, we’re all accountable, to the Company that we love. I believe executing our plan will create substantial value for Southwest and our Shareholders. We’ve already seen successes as our transformational work is underway. We have the right plan, and we have the right Team.

And all our efforts are focused on becoming Southwest. Even Better. Anything else is just a distraction from the certainty that our plan provides. Our Team—past and present—has always exemplified a superior level of commitment, whether it’s in the day-to-day, or in the monumental challenges we faced… and we’ve always overcome. You’ve heard the heroic stories of Employees who rallied together for a cause throughout our history.

This, too, is a pivotal moment, as we are transforming our Company. And now, it’s our turn. And now, you are writing the story of Southwest’s exciting future. We’ll be giving you ways to show your support for our great Company as this marathon continues, so please visit SWALife regularly for the latest. Right now, the most powerful thing that you can do is join me in our steadfast focus to deliver on our plan—all eyes forward. And, my ask of you today is that you share your passion for this Company and make it known that it’s OUR Southwest—demonstrating pride for what we’ve built, and confidence in what we will become. Together. It’s Our Southwest. And we’ve got this. So, let’s go!1

[1]	It’s Our Southwest. To show your LUV:

Add [this frame] to your Facebook profile. To add the frame, go to your Facebook profile > click update > click add frame > search for “It’s Our Southwest.”

Post to your [link Instagram feed], [Instagram stories], and [LinkedIn].

You can also tag your social posts with #OurSouthwest and #LifeAt Southwest so we can cultivate awesome stories that demonstrate our unique Culture and Southwest Spirit.

Item 2:

On October 15, 2024, the Company made the following digital frame available to users of Facebook.com:

Cautionary Statement Regarding Forward-Looking Statements

This message contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Specific forward-looking statements include, without limitation, statements related to the Company’s initiatives, strategic priorities and focus areas, plans, goals, and opportunities, including with respect to (a) creating substantial value for the Company and its Shareholders and (b) transforming the Company’s business. These forward-looking statements are based on the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, economic conditions, fuel prices, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company’s control, on consumer behavior and the Company’s results of operations and business decisions, plans, strategies, and results; (ii) the Company’s ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management and assigned and premium seating; (iii) the cost and effects of the actions of activist shareholders; (iv) the Company’s ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (v) the Company’s dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company’s aircraft deliveries, Boeing MAX 7 aircraft certifications, fleet and capacity plans, operations, maintenance, strategies, and goals; (vi) the Company’s dependence on the Federal Aviation Administration with respect to safety approvals for the new cabin layout and the certification of the Boeing MAX 7 aircraft; (vii) the Company’s dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, operational reliability, fuel supply, maintenance, and Global Distribution Systems, and the impact on the Company’s operations and results of operations of any third party delays or nonperformance; (viii) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (ix) the impact of labor matters on the Company’s business decisions, plans, strategies, and results; (x) the impact of governmental regulations and other governmental actions on the Company’s business plans, results, and operations; (xi) the Company’s dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company’s plans, strategies, and initiatives; (xii) the emergence of additional costs or effects associated with the cancelled flights in December 2022, including litigation, government investigation and actions, and internal actions; and (xiii) other factors, as described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024.

Important Additional Information

The Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s Special Meeting of Shareholders (the “Special Meeting”). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING. Shareholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filings.

Participant Information

The Company, each of its Directors (namely, Gary C. Kelly, Robert E. Jordan, William H. Cunningham, Ph.D., Lisa M. Atherton, David W. Biegler, J. Veronica Biggins, Roy Blunt, Douglas H. Brooks, Eduardo F. Conrado, Robert L. Fornaro, Rakesh Gangwal, Thomas W. Gilligan, Ph.D., David P. Hess, Elaine Mendoza, Christopher P. Reynolds, and Jill A. Soltau) and one of its executive officers (namely, Tammy Romo, Chief Financial Officer) are deemed to be “participants” (as defined in Section 14(a) of the Exchange Act) in the solicitation of proxies from the Company’s Shareholders in connection with the matters to be considered at the Special Meeting. Information about the compensation of our named executive officers and our non-employee Directors is set forth in the sections titled “Compensation of Executive Officers” and “Compensation of Directors” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2024 Annual Meeting of Shareholders, filed on April 5, 2024 (the “2024 Definitive Proxy”), commencing on pages 28 and 64, respectively, and is available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Management” in the Company’s 2024 Definitive Proxy on page 27 and is available here, and as updated in the filings referenced below. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC on October 2, 2024 for Mr. Kelly (available  here); October 2, 2024 for Mr. Jordan (available here); May 16, 2024 for Dr.  Cunningham (available here); May 16, 2024 for Ms.  Atherton (available here); May 16, 2024 for Mr.  Biegler (available here); May 16, 2024 for Ms.  Biggins (available here); May 16, 2024 for Mr.  Blunt (available here); May 16, 2024 for Mr.  Brooks (available here); May 16, 2024 for Mr.  Conrado (available here); October 3, 2024 for Mr.  Fornaro (available here); October 2, 2024 for Mr.  Gangwal (available here); May 16, 2024 for Dr.  Gilligan (available here); May 16, 2024 for Mr.  Hess (available here); May 16, 2024 for Ms.  Mendoza (available here); May 16, 2024 for Mr.  Reynolds (available here); and May 16, 2024 for Ms.  Soltau (available here). Such filings are available on the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filings or through the SEC’s website via the links referenced above. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section titled “Security Ownership of Management” of the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the Special Meeting.

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